Exhibit 21

ASCENA RETAIL GROUP, INC.

SUBSIDIARIES OF THE REGISTRANT

State of Incorporation
or Formation
Subsidiaries of Ascena Retail Group, Inc.

The Dress Barn, Inc.	Connecticut

Maurices Incorporated	Delaware

Tween Brands, Inc. d/b/a “Justice”	Delaware

Charming Shoppes, Inc.	Pennsylvania

Subsidiaries of The Dress Barn, Inc.

DBX Inc.	New York

Dress Barn Credit Management, LLC	Virginia

933 Inspiration, LLC	Delaware

Subsidiaries of Maurices Incorporated

Maurices Credit Management, Inc.	Virginia

Subsidiaries of Tween Brands, Inc.

Tween Brands Store Planning, Inc.	Ohio

Tween Brands Purchasing, Inc.	Ohio

Tween Brands Direct Services, Inc.	Ohio

Tween Brands Direct, LLC	Ohio

Tween Brands Agency, Inc.	Ohio

Tween Brands Investment, LLC	Ohio

Too G.C., LLC	Ohio

Tween Brands Service Co.	Ohio

Too Retail & Sales Puerto Rico, Inc.	Puerto Rico

Tween Brands Sourcing Hong Kong, Ltd.	Hong Kong

Worldwide Retail Holdings, Inc.	Delaware

Worldwide Retail Holdings, B.V.	Netherlands

Tween Brands Canada Stores Ltd.	Ontario, Canada

Tween Brands Sourcing (Shanghai) Limited	Shanghai, China

Maurices Canada Stores, Ltd.	Ontario, Canada

Dress Barn Canada Stores, Ltd.	Ontario, Canada

Subsidiaries of Charming Shoppes, Inc.

C.S.A.C., LLC	Delaware

C.S.F., Corp.	Delaware

C.S.I.C., Inc.	Delaware

Catalog Fulfillment Co, Inc.	Arizona

Catalog Receivables, LLC	Delaware

Catalog Seller, LLC	Delaware

Catherines C.S.A.C., Inc.	Delaware

Catherines C.S.I.C., Inc.	Delaware

Catherines of California, Inc.	California

Catherines of Nevada, Inc.	Nevada

Catherines of Pennsylvania, Inc.	Tennessee

Catherines Partners-Washington, G.P.	Washington

Catherines Partners-Indiana, LLP	Indiana

Catherines Stores Corporation	Tennessee

Catherines Stores of Indiana, Inc.	Indiana

Catherines Stores of Texas, Inc.	Texas

Catherines Woman Delaware, Inc.	Delaware

Catherines Woman Michigan, Inc.	Michigan

Catherines, Inc.	Delaware

Catherines.com, Inc.	Tennessee

CCTM, Inc.	Delaware

Charm-Fin Stores, Inc.	Delaware

Charming Direct, Inc.	Delaware

Charming Shoppes Interactive, Inc.	Delaware

Charming Shoppes of Delaware, Inc.	Pennsylvania

Charming Shoppes Outlet Stores, LLC	Delaware

Charming Shoppes Receivables Corp.	Delaware

Charming Shoppes Seller, Inc.	Delaware

Charming Shoppes Street, Inc.	Delaware

Chestnut Acquisition Sub, Inc.	Delaware

Crosstown Traders, Inc.	Delaware

CS Holdco, LLC	Delaware

CS Holdco II, LLC	Delaware

CS Insurance Ltd.	Bermuda

CS Investment Company	Delaware

CSD Acquisition Corp.	Delaware

CSGC, Inc.	Ohio

CSI Charities, Inc.	Pennsylvania

CSI Industries, Inc.	Delaware

CSI Trade Services, Ltd.	Hong Kong

CSIM, Inc.	Delaware

CSPE, LLC	Pennsylvania

Fashion Bug of California, Inc.	California

Fashion Service LLC	Delaware

Fashion Service Fulfillment Corporation	Delaware

FB Apparel, Inc.	Indiana

FB Distro, Inc.	Indiana

FB Distro Distribution Center, LLC	Delaware

FBGC, Inc.	Ohio

Fashion Bug Retail Companies, LLC	Delaware

Figi's Business Services, Inc.	Wisconsin

Figi's Gift Box, Inc.	Wisconsin

Figi's Gifts, Inc.	Wisconsin

Figi's, Inc.	Wisconsin

FSHC, Inc.	Delaware

Home ETC, Inc.	Delaware

Huambo Limited	Hong Kong

KAFCO Development Co., Inc.	Pennsylvania

Kirkstone Ltd.	Hong Kong

KS Investments Ltd.	Bermuda

Lane Bryant of Pennsylvania, Inc.	Pennsylvania

Lane Bryant Purchasing Corp.	Ohio

Lane Bryant, Inc.	Delaware

Lane Bryant Woman Catalog, Inc.	Delaware

LB International Licensing, Inc.	Delaware

Modern Woman Holdings, Inc.	Delaware

Modern Woman Specialty, Inc.	California

Outlet Division Management Co., Inc.	Delaware

Outlet Division Store Co., Inc.	Delaware

Petite Sophisticate, Inc.	Delaware

Petite Sophisticate Management Co., Inc.	Delaware

PSTM, Inc.	Delaware

Saddle Sound Company Limited	Hong Kong

Shoetrader, Inc.	Pennsylvania

Sierra Nevada Factoring, Inc.	Nevada

Sonsi, Inc.	Delaware

Spirit of America, Inc.	Delaware

Trimoland Limited	Hong Kong

White Marsh Distribution, LLC	Maryland

Winks Lane, Inc.	Pennsylvania

Yardarm Trading Ltd.	Hong Kong

Approximately 2560 Other companies[1]

1 Consists primarily of consolidated wholly-owned subsidiary companies of Charming Shoppes, Inc. that have done, are doing, or will be doing business as retail women's apparel stores under our Fashion Bug, Fashion Bug Plus, Catherines, Lane Bryant and Petite Sophisticate brand names.